UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2007
WESTERN REFINING, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32721 (Commission File Number)	20-3472415 (IRS Employer Identification Number)
6500 Trowbridge Drive
El Paso, Texas 79905
(Address of principal executive offices)
(915) 775-3300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Western Refining, Inc. (the “Company”) and Scott D. Weaver, Chief Administrative Officer, announce they have agreed to redefine Mr. Weaver’s responsibilities based on the current needs of the Company and Mr. Weaver. Mr. Weaver will remain employed with the Company and also will continue to serve on the Company’s Board of Directors. Effective December 31, 2007, Mr. Weaver will become a Vice President of the Company and will no longer serve as the Company’s Chief Administrative Officer. This will allow Mr. Weaver to focus on activities that are not directly related to the Company while continuing to work for the Company on a part time basis.
     In connection with this reduction in responsibilities, effective December 31, 2007. the parties mutually agreed to terminate the Employment Agreement (the “Agreement”), dated January 24, 2006, between Western Refining GP, LLC and Mr. Weaver. No penalties will be incurred as a result of the termination of the Agreement. At the same time, Mr. Weaver’s salary will be reduced commensurate with the reduction of his every-day responsibilities for the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN REFINING, INC.
By:	/s/ GARY R. DALKE
	Name:	Gary R. Dalke
	Title:	Chief Financial Officer

Dated: December 17, 2007